[Execution Copy]

                              CONSULTING AGREEMENT
                              --------------------

         CONSULTING AGREEMENT, dated as of December 21, 2001, by and between DirectPlacement, Inc., a Delaware corporation (the "Company"), having an address at 3655 Nobel Drive, Suite 540, San Diego, California 92122, and RAYMOND A. HILL, III, an individual residing at 905 Shadow Ridge Road, Franklin Lakes, NJ 04718 (the "Consultant").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company desires to retain the services of the Consultant upon the terms and conditions hereinafter set forth; and

         WHEREAS, the Consultant desires to be retained by the Company upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties mutually agree as follows:

         Section 1. Retention; Services. The Company hereby retains Consultant and the Consultant hereby accepts such engagement, as the Consultant to the Company, subject to the terms and conditions set forth in this Agreement.

         Section 2. Duties; Services; Best Efforts. The Consultant shall advise, consult and perform consulting services for the Company as are commensurate with the services provided by the Consultant to the Company's wholly owned subsidiary, PCS Securities, Inc. ("PCS"), prior to the date hereof, including, without limitation, advising the Company on appropriate efforts on behalf of existing clients and accounts, on methods of attracting additional clients and accounts and planning for changes in the Company's marketplace, as

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well as such other services for the Company as agreed upon by the parties. The
Consultant shall be allowed to perform the consulting activities at the location of the Consultant and shall not be required to perform such services at the Company's principal office. The Consultant agrees to devote his best efforts, energies and skill to the discharge of the duties and responsibilities attributable to his engagement as Consultant, and to this end, he will devote a sufficient amount of his business time that is necessary and appropriate to perform the projects and tasks consistent with the terms of this Agreement. The Consultant shall be free to perform services for other parties. So long as the Consultant does not breach the terms of this Agreement, the Consultant shall have the right to choose his own working hours and shall be responsible for scheduling the order of the tasks and responsibilities assigned to him. The Consultant may donate his time and efforts to charitable causes so long as such endeavors do not effect his ability to perform his duties under this Agreement.

         Section 3. Term of Agreement. Unless extended in writing by both the Company and the Consultant, the term of the Consultant's engagement shall be for a period of five (5) years commencing on January 1, 2002 and terminating on December 31, 2006, subject to earlier termination by the parties pursuant to Sections 6 and 7 hereof (the "Term").

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         Section 4.   Consulting Fees; Escrowed Funds
                      -------------------------------

               4.1 Fees. (a) The Company shall pay to Consultant an annual base fee of $1,150,000 through December 31, 2002, payable monthly (as set forth in paragraph (b) below) and subject to increases in accordance with the terms of the next sentence of this Section 4.1(a) (the "Base Fee"). Commencing on January 1, 2003 and on each anniversary thereafter, the Base Fee shall be increased, as follows:

               Engagement Year                    Base Fee
               ---------------                    --------
                   2003                           $1,323,000
                   2004                           $1,521,000
                   2005                           $1,749,000
                   2006                           $2,011,000

               (b) Commencing on the date hereof, the Company shall direct and cause the PCS Clearing Agent (as hereinafter defined) to hold back an amount equal to the Weekly Fee Requirement (as hereinafter defined) from the weekly payments made by the PCS Clearing Agent to the Company (or PCS, as the case may be) prior to making any other payments or distributions from such weekly payments, which amount shall be placed into an escrow account (the "Base Fee Escrow Account") until such time that the balance in the Base Fee Escrow Account equals no less than the Monthly Fee Requirement (as hereinafter defined).

               (c) In addition, the Company shall deposit (or cause the PCS Clearing Agent to deposit) in the Base Fee Escrow Account by no later than March 31, 2002 an additional amount equal to the Monthly Fee Requirement (the "Rollover Amount"). The Rollover Amount shall remain in the Base Fee Escrow Account until the earlier of (i) the date on which the Company fails to pay the Base Fee to the Consultant after the same is due and payable, or (ii) the last

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day of the Term. To the extent that the Company has failed to pay the Base Fee to the Consultant in accordance with this Agreement, the Consultant shall be entitled to receive such amount from the Base Fee Escrow Account. In the event that the Company has not failed to pay the Monthly Fee Requirement to the Consultant in accordance with this Agreement by the end of the Term, the amount on deposit in the Base Fee Escrow Account shall be released to the Company. In the event that all or part of the Rollover Amount is paid to the Consultant, then the Company shall replenish such amount within 30 days thereafter.

               (d) On the last day of each calendar month during the Term, an amount equal to the Monthly Fee Requirement shall be distributed to the Consultant from the Base Fee Escrow Account. The Company agrees that, to the extent that the amount in the Base Fee Escrow Account on the last day of any calendar month is less than the applicable Monthly Fee Requirement, the Company shall pay to the Consultant the difference between such Monthly Fee Requirement and the amount in the Base Fee Escrow Account at the end of such month.

               (e) To the extent that amounts in the Base Fee Escrow Account on the last day of any given calendar month exceeds two times the Monthly Fee Requirement, such excess amount shall be distributed to the Company. "Monthly Fee Requirement" shall mean an amount determined by dividing (x) the annual Base Fee by (y) 12. "Weekly Fee Requirement" shall mean an amount determined by dividing (x) the annual Base Fee by (y) 52. "PCS Clearing Agent" shall mean the entities responsible for clearing all commission based business for PCS.

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               4.2    Incentive Bonuses. The Consultant shall be entitled to
receive an incentive bonus based upon the research commission sales booked or confirmed (which bookings and confirmations shall be reasonable and in accordance with past practice) and trading revenues generated by the Unit (as hereinafter defined) in each calendar year during the Term. The "Unit" shall mean the Company's Capital Markets unit, including the Company's trading functions, research sales and marketing functions and the operations of PCS. Within thirty (30) days following the achievement by the Unit of the annual revenue targets set forth below (the "Unit Revenue Target"), the Company shall pay to the Consultant a cash bonus (the "Bonus Amount") as follows:

  For the Year Ending
  -------------------
     December 31                Unit Revenue Target              Bonus Amount
     -----------                -------------------              ------------

       2002                         $15,000,000                    $500,000
       2003                         $16,000,000                    $575,000
       2004                         $17,000,000                    $657,000
       2005                         $18,000,000                    $759,000
       2006                         $19,000,000                    $876,000


               4.3 Expenses. During the Term, the Company shall promptly reimburse the Consultant for all reasonable and necessary expenses and other disbursements (including, but not limited to, travel and entertainment expenses) incurred by the Consultant on behalf of the Company, in performance of the Consultant's duties hereunder, up to a maximum of $5,000 per month (the "Approval Threshold"). Expenses and disbursements incurred by the Consultant over the Approval Threshold shall require the prior approval of the Company's President prior to reimbursement of the Consultant by the Company. During the Term, the Company will also pay for the Consultant's cost of leasing, insuring

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and maintaining an automobile, up to seven hundred and fifty dollars ($750) per month (the "Car Expenses"). The Company shall pay the Car Expenses directly to the applicable leasing agent, insurance company or repair shop, as the case may be.

               5. Taxes; No Withholding, Etc. The relationship between the Consultant and the Company shall be that of independent parties and not that of employer and employee and the parties hereto shall act in accordance with such understanding. Accordingly, it is anticipated that any payments made to Consultant shall be paid as consulting income and reported to the Internal Revenue Service as consulting income and no employee withholding regarding FICA and FUTA shall be deducted from such payments and such payments will be reported to the Internal Revenue Service as consulting income as required by law. The Consultant agrees that he shall be responsible for payment of his own taxes with respect the fees and other payments received hereunder. The Consultant agrees and understands that he is not entitled to any employee benefits made available to employees of the Company and hereby waives any claim to such benefits.

               6. Disability of the Consultant. The Company may, in its discretion, terminate the engagement of the Consultant under this Agreement upon Consultant's Disability, after giving written notice to that effect. For purposes of this Agreement, "Disability" means a determination by the Company in accordance with applicable law that Consultant is incapacitated or disabled by accident, sickness or otherwise so as to render the Consultant mentally or physically incapable of performing the essential functions of his job with or

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without reasonable accommodation for a period of 90 consecutive days or 120 days in any period of 360 consecutive days (a "Disability").

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               7.     Termination.
                      -----------

               (a) The Company may terminate the engagement of the Consultant and all of the Company's obligations under this Agreement at any time for Cause (as hereinafter defined) by giving the Consultant notice of such termination, with reasonable specificity of the details thereof. For purposes of this Agreement, "Cause" shall mean the following: (i) commission by the Consultant of a criminal act involving moral turpitude, dishonesty, theft or unethical business conduct, or material misconduct in connection with the performance of any of his duties which materially impairs or injures the reputation or the business operations of the Company; (ii) any material breach of this Agreement by the Consultant or (iii) the Consultant's termination of this Agreement, other than for Good Reason (as hereinafter defined). A termination pursuant to this
Section 7(a) shall take effect fifteen (15) days after the giving of written notice to the Consultant unless the Consultant shall, during such fifteen
(15)-day period, remedy to the reasonable satisfaction of the Board of Directors of the Company the circumstance giving rise to Cause as specified in such notice; provided, however, that such termination shall take effect immediately upon the giving of such notice if the Board of Directors of the Company shall, in its reasonable discretion, have determined that such problem or circumstance giving rise to Cause is not remediable (which determination shall be stated in such notice).

               (b) The Company may terminate the engagement of the Consultant and all of the Company's obligations under this Agreement (except as hereinafter provided) at any time during the Term without Cause by giving the Consultant written notice of such termination, to be effective fifteen (15) days following

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the giving of such written notice, subject to the provisions of Section 7(b)
hereof.

               (c) The Consultant may terminate this Agreement and all of the obligations under this Agreement (except as hereinafter provided) at any time during the Term with Good Reason by giving the Company written notice of such termination, to be effective fifteen (15) days following the giving of such written notice. "Good Reason" shall mean the occurrence of any of the following
(i) any removal of the Consultant, without his consent, from the engagement of Consultant as contemplated hereunder (except in connection with the termination of Consultant's engagement by the Company for Cause or on account of a Disability), if not remedied by the Company within thirty (30) days after receipt of written notice thereof from Consultant; (ii) the Company's reduction in Base Fee, failure to pay timely any portion of the Base Fee or incentive bonus, or reduction of any agreed-upon benefit required to be provided under this Agreement during the Term, if not remedied by the Company within thirty
(30) days after receipt of written notice thereof from Consultant; (iii) a material adverse change in the Consultant's duties, or responsibilities, without his prior written consent, if not remedied by the Company within thirty (30) days after receipt of written notice thereof from Consultant; (iv) any material breach by the Company of the terms of this Agreement that is not remedied by the Company within thirty (30) days after receipt of written notice thereof from the Consultant; or (v) failure by any successor to the Company to expressly assume all obligations of the Company under this Agreement, which failure is not remedied by the Corporation within thirty (30) days after receipt of written notice thereof from the Consultant.

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         For convenience of reference, the date upon which any termination of the engagement of the Consultant pursuant to Sections 6 or 7 shall be effective shall be hereinafter referred to as the "Termination Date".

               8.     Effect of Termination of Engagement.
                      ------------------------------------

               (a) Upon the termination of the Consultant's engagement for Cause, neither the Consultant nor the Consultant's beneficiaries or estate shall have any further rights to payment of fees under this Agreement or any claims against the Company arising out of this Agreement, except the right to receive
(i) the unpaid portion of the Base Fee provided for in Section 4.1 through the Termination Date (the "Unpaid Fee Amount"); (ii) the Unpaid Bonus Amount (as hereinafter defined), (iii) reimbursement for any expenses for which the Consultant shall not have theretofore been reimbursed, as provided in Section
4.3 (the "Expense Reimbursement Amount"); and (iv) any amounts or benefits required by law to be provided. The "Unpaid Bonus Amount" shall mean (i) if the Termination Date (under Section 7(a)) is after the date on which Unit Revenue Target was achieved by the Unit, an amount equal to the Bonus Amount for such calendar year, or (ii) if the Termination Date (under Section 7(a)) is before the Unit Revenue Target is achieved by the Unit and the Unit Revenue Target is subsequently achieved by the Unit within the calendar year during which the Consultant is terminated, an amount equal to the pro rata portion of the Bonus Amount based upon the number of days during the calendar year through the Termination Date.

               (b) Upon the termination of the Consultant's consulting services (i) by the Company without Cause or as a result of a Disability, (ii) by the Consultant for Good Reason, or (iii) as a result of the death of the

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Consultant, neither the Consultant nor the Consultant's beneficiaries or estate shall have any further rights to payment of fees under this Agreement or any claims against the Company arising out of this Agreement, except the right to receive (i) the Unpaid Fee Amount and unpaid incentive bonus provided for in
Section 4.2 so long as it is earned and unpaid as of the Termination Date; (ii) the Expense Reimbursement Amount; (iii) the Base Fee and incentive bonus provided for in Section 4.2 that the Consultant would have received during the remaining Term as if this Agreement was not terminated, payable on the customary payment dates and pursuant to Section 4.1(b) hereof; provided however, that in each calendar year subsequent to the year during which the Consultant was terminated, the Consultant shall be entitled to receive fifty percent (50%) of the Bonus Amount; (iv) the Car Expenses for the remaining Term as if this Agreement was not terminated and (v) any amounts or benefits required by law to be provided.

               9.     Miscellaneous.
                      --------------

               9.1 Representations and Warranties of the Company and the Consultant. Each of the parties hereby represents and warrants to the other party as follows: (i) each party has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all obligations hereunder; and (ii) the execution and delivery of this Agreement by each of the parties and the performance of his or its obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement or other understanding to which the Consultant or the Company is a party or by which he or it is or may be bound or subject.

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The Consultant is not a party to any instrument, agreement, document, arrangement or other understanding with any person (other than the Company) requiring or restricting the use or disclosure of any confidential information or the provision of any engagement, consulting or other services. Each of the Consultant and the Company agrees to indemnify the other party for any costs, liabilities or expenses incurred by such other party as a result of a breach of this Section 9.1.

               9.2 Successors and Assigns;. The provisions of this Agreement shall be binding upon and inure to the benefit of the Consultant and his heirs and beneficiaries and the Company and its successors and permitted assigns, including any successor to ownership of a controlling portion of the capital stock of the Company or to all or substantially all the assets of the Company; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto which shall not unreasonably be withheld. Any purported
(i) sale of all or substantially all of the assets of the Company without the assumption of the obligations under this Agreement, or (ii) an assignment in violation of this Section, shall be void.

               9.3 Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to Consultant's engagement by Company, supersedes all prior understandings and agreements, whether oral or written, between the Consultant and Company, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of

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this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

               9.4 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               9.5 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight mail service (e.g. Federal Express) to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after sending.

               9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to such State's conflicts of laws provisions.

               9.7 Disputes and Arbitration. In the event that a dispute arises, including an alleged breach of this Agreement, and the parties are not able to resolve such dispute, then they shall submit their dispute to arbitration in the County and City of New York in accordance with the prevailing Commercial Rules of the American Arbitration Association. There shall be a panel of three (3) arbitrators, one (1) of which will be selected by each of the

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Company and Consultant and the third arbitrator to be agreed upon by each of the selected arbitrators. The arbitrators shall not have any authority to modify or change any of the terms of the Agreement. Both parties and the arbitrators will treat the arbitration process and the activities which occur in the proceedings as confidential. Any award rendered therein shall specify the findings of fact of the arbitrators and the reasons of such award, with reference to and reliance on relevant law. Any such award shall be final and binding on each and all of the parties thereto and their personal representatives, and judgment may be entered thereon in any court having jurisdiction thereof. Each party thereto shall bear his, her or its own costs incurred in any such arbitration; provided, however, that, upon request of either party, the arbitrators may award costs, including legal fees and expenses, to such party as the arbitrators shall determine.

               9.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument.

               9.9 Separability. If any of the restrictions contained in this Agreement shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Agreement shall then be enforceable in the manner contemplated hereby.

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               9.10   Post Engagement Obligations. (a) All records, files,
lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Company's business which the Consultant shall prepare for the Company or receive from the Company shall remain the Company's sole and exclusive property. Upon termination of this Agreement, the Consultant shall promptly return to the Company all property of the Company in his possession. The Consultant further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company. The Consultant additionally represents that, upon termination of his engagement with the Company, he will not retain in his possession any such software, documents or other materials.

               (b) The Consultant agrees that both during and after his engagement he shall, at the reasonable request of the Company and at the Company's sole cost and expense, render all assistance and perform all lawful acts that the Company considers necessary or advisable in connection with any litigation involving the Company or any director, officer, employee, shareholder, agent, representative, consultant, client or vendor of the Company.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                            DIRECTPLACEMENT, INC.

                                            By: /s/ BRIAN M. OVERSTREET
                                               ---------------------------------
                                            Name:  Brian M. Overstreet
                                            Title: President and Chief Executive
                                                   Officer



                                            /s/ RAYMOND A. HILL, III
                                            ------------------------------------
                                            Raymond A. Hill, III